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FOR IMMEDIATE RELEASE                               CONTACT:  J. DANIEL CHANDLER
                                                                    800-842-3781



              BULLET SPORTS INTERNATIONAL, INC. REPORTS ITS RESULTS
                    FOR THE FIRST QUARTER ENDED MAY 31, 1996


          Santa Ana, CA (July 25, 1996) .... BULLET SPORTS INTERNATIONAL, INC.
(NASDAQ SMALL CAP:PARR) announced today its financial results for the 13 weeks ended May 31, 1996 and a recent capital infusion.

          Revenues for the 13 weeks ended May 31, 1996, were $2,444,241 compared to $4,623,236 for the same period of the prior year. Net loss for the 13 weeks ended May 31, 1996, was $752,902 or $0.20 per common share compared to a net loss of $100,614 or $0.18 per share for the same period of the prior year.

          In July the Company raised approximately $1,380,000 from the exercise of common stock purchase warrants.

          Bullet Sports International, Inc. is headquartered in Santa Ana, California. The Company is a full-line manufacturer of golf equipment and accessories, which include clubs, bags and golf balls.





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